As filed with the Securities and Exchange Commission on September 6, 1996.
                                              Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
       -----------------------------------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
       -----------------------------------------------------------------

                                ZYTEC CORPORATION
               (Exact name of issuer as specified in its charter)

           Minnesota                                     41-1465891
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


             7575 Market Place Drive, Eden Prairie, Minnesota 55344 (Address of principal executive offices, including Zip Code)

                                ZYTEC CORPORATION
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                                             Copy to:
           Ronald D. Schmidt                              Eric O. Madson
 President and Chief Executive Officer              Winthrop & Weinstine, P.A.
           Zytec Corporation                         3000 Dain Bosworth Plaza
        7575 Market Place Drive                        60 South Sixth Street
     Eden Prairie, Minnesota 55344                 Minneapolis, Minnesota 55402
(Name and address of agent for service)                   (612) 347-0700


                                 (612) 941-1100
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                         Proposed            Proposed
        Title of                                         Maximum              Maximum
       Securities                  Amount                Offering            Aggregate             Amount of
          to be                    to be                  Price               Offering            Registration
       Registered                Registered            Per Share (1)         Price (1)                Fee
- -------------------------------------------------------------------------------------------------------------------
      Common Stock,            600,000 shares            $10.0625            $6,037,500             $2,082
       no par value
- -------------------------------------------------------------------------------------------------------------------

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the quotation for the Common Stock on September 4, 1996, as reported on the Nasdaq National Market.

===================================================================================================================



                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      Documents containing the information specified in this Part I will be sent or given to persons who hold or receive options as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


ITEM 1.  PLAN INFORMATION.



ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.




                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents are incorporated herein by reference:

      a. The Annual Report on Form 10-K of Zytec Corporation (the "Company") for the fiscal year ended December 31, 1995.

      b. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

      c. All other reports filed by the Company with the Securities and Exchange Commission since December 31, 1995, pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

      d. The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-68822), as amended, and incorporated by reference into the Company's Registration Statement on Form 8-A (File No. 0-22428), filed with the Securities and Exchange Commission.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.



ITEM 4.  DESCRIPTION OF SECURITIES.

      The Common Stock, no par value (the "Common Stock"), of the Company offered pursuant to this Registration Statement is registered under Section 12(g) of the Exchange Act. The description of the Company's Common Stock is incorporated by reference pursuant to Item 3.d. of Part II, above.



ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Sherman Winthrop, a director and shareholder of the Company, is a principal of Winthrop & Weinstine, P.A., which receives compensation from the Company for rendering legal services.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 302A.521 of the Minnesota Statutes provides that unless prohibited or limited by a corporation's articles of incorporation or bylaws, the Company must indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and which were incurred in connection with actions, suits, or proceedings in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if they (i) have not been indemnified by another organization, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (v) reasonably believed that the conduct was in the best interests of the corporation. Section 302A.521 also permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability which may be asserted against, or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have been required to indemnify the person against the liability under the provisions of such section.

      Article VI of the Bylaws of the Company provides that the directors, officers, committee members, of the Company and other persons shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Statutes.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.



ITEM 8.  EXHIBITS.

            The following exhibits are filed with this Registration Statement on Form S-8:

EXHIBIT
NUMBER      DESCRIPTION                                                                                        PAGE
 5.1        Opinion of Winthrop & Weinstine, P.A. .................................................

23.1        Consent of Coopers & Lybrand L.L.P.....................................................

23.2        Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as Exhibit 5.1].

24.1        Powers of Attorney [included as part of signature page].

99.1        Zytec Corporation 1996 Employee Stock Purchase Plan....................................


ITEM 9.  UNDERTAKINGS.

(a)   RULE 415 OFFERING.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
            Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Section 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(b)   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
      Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on August 23, 1996.

                                      ZYTEC CORPORATION


                                      By  /s/ Ronald D. Schmidt
                                          -------------------------------------
                                          Ronald D. Schmidt
                                          President and Chief Executive Officer


           (The remainder of this page was intentionally left blank.)




                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Ronald D. Schmidt and John B. Rogers, or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                                          DATE
/s/ Ronald D. Schmidt               Chairman of the Board, President,              August 23, 1996
- -------------------------           and Chief Executive Officer
Ronald D. Schmidt                   (Principal Executive Officer)


/s/ John M. Steel                   Vice President, Marketing and Sales            August 23, 1996
- -------------------------           and Director
John M. Steel


/s/ Sherman Winthrop                Secretary and Director                         August 23, 1996
- -------------------------
Sherman Winthrop


/s/ Josef J. Matz                   Managing Director of Zytec GmbH                August 23, 1996
- -------------------------           and Director
Josef J. Matz


/s/ John B. Rogers                  Chief Financial Officer                        August 23, 1996
- -------------------------           (Principal Financial and Principal
John B. Rogers                      Accounting Officer)


/s/ Lawrence J. Matthews            Director                                       August 23, 1996
- -------------------------
Lawrence J. Matthews


/s/ Gary C. Flack                   Director                                       August 23, 1996
- -------------------------
Gary C. Flack


/s/ Dr. Fred C. Lee                 Director                                       August 23, 1996
- -------------------------
Dr. Fred C. Lee


/s/ John V. Titsworth               Director                                       August 23, 1996
- -------------------------
John V. Titsworth


/s/ James S. Womack                 Director                                       August 23, 1996
- -------------------------
James S. Womack